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                                                                    EXHIBIT 3.16

                              AMENDMENTS TO BYLAWS

         In accordance with Article XIII, Section 50 of the bylaws ("Bylaws") and Article Sixth, Paragraph (a) of the Certificate of Incorporation of MicroTel International, Inc., a Delaware corporation (the "Corporation"), the following amendments to the Bylaws were adopted by unanimous written consent in lieu of a special meeting of the board of directors of the Corporation effective as of June 1, 2001:

A. ARTICLE IV, SECTION 19 OF THE BYLAWS WAS AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

Section 19. REMOVAL. At a special meeting of stockholders called for the purpose and in the manner hereinabove provided, the Board of Directors, or any individual Director, may be removed from office, but only for cause, and a new Director or Directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of Directors.

B. ARTICLE X, SECTION 39 OF THE BYLAWS WAS AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

Section 39. FISCAL YEAR. The fiscal year of the corporation shall end on December 31 of each year.

C.       ARTICLE XIV, SECTION 51 OF THE BYLAWS WAS ADDED TO READ AS FOLLOWS:

                                   ARTICLE XIV

                         INSPECTION OF BOOKS AND RECORDS

Section 51. INSPECTION OF BOOKS AND RECORDS. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. (Del. Gen. Corp. Law
Section 220)

                             ----------------------

          The remainder of the Bylaws remains in full force and effect.




                            CERTIFICATE OF SECRETARY

         The undersigned hereby certifies that:

         (1) The undersigned is the duly appointed and acting Secretary of MicroTel International, Inc., a Delaware corporation (the "Company"); and

         (2) The foregoing Amendments to Bylaws constitute the Amendments to Bylaws of the Company as duly adopted and approved by the unanimous written consent of the board of directors of the Company effective as of June 1, 2001.

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 12th day of June, 2001.

                                                /S/ Robert B. Runyon
                                                --------------------------------
                                                Robert B. Runyon, Secretary